Exhibit 21.1

SUBSIDIARIES OF KENEXA CORPORATION

Subsidiary of Kenexa Corporation

1.	Kenexa Technology, Inc. (a Pennsylvania corporation)

Subsidiaries of Kenexa Technology, Inc.

1.	Kenexa Limited (an English private limited liability company)

2.	Kenexa Technologies Private Limited (an Indian private limited company)

3.	Devon Royce, Inc. (a Pennsylvania corporation)

4.	Nextworx, Inc. (a Pennsylvania corporation)

5.	Kenexa Technology Canada Inc. (a British Columbia corporation)

6.	Kenexa Recruiter, Inc. (a Delaware corporation)

7.	Kenexa Government Solutions, Inc. (a Colorado corporation)

8.	Kenexa Puerto Rico Inc. (a Puerto Rico corporation)

9.	Kenexa Testing Limited (a United Kingdom private limited company)

10.	Kenexa Strategic Outsourcing Corporation (a Texas corporation)

11.	Kenexa BrassRing, Inc. (a Delaware corporation)

12.	Kenexa-Munich AV GmbH (a German limited liability company)

Subsidiaries of Kenexa BrassRing, Inc.

1.	Kenexa BrassRing Holding BV (a Dutch private limited liability company, limited by shares)

2.	Kenexa International Limited (an Irish private limited company)

3.	Kenexa BrassRing Asia Pacific Limited (a Hong Kong private company limited by shares)

Subsidiaries of Kenexa BrassRing Holding BV

1.	BrassRing Canada Inc. (a Canadian corporation)

2.	Kenexa BrassRing BV (a Dutch private limited liability company, limited by shares)

3.	BrassRing GmbH Messeveranstalter und Medienagentur (a German limited liability company)

4.	BrassRing Limited (a United Kingdom private limited company)

Subsidiaries of Kenexa-Munich AV GmbH

1.	Kenexa Germany GmbH (a German limited liability company)

Subsidiaries of Kenexa International Limited

1.	Kenexa Global Services Limited (an Irish private limited company)

Subsidiaries of Kenexa BrassRing Asia Pacific Limited

1.	Kenexa Japan K.K. (a Japanese limited company)

2.	Kenexa Singapore Pte Ltd. (a Singaporean private limited company)

Subsidiaries of Kenexa Singapore Pte. Ltd.

1.	Kenexa Pty. Ltd. (an Australian private limited company)

Subsidiaries of Kenexa Technologies Private Limited

1.	Kenexa Technologies Sdn. Bhd. (a Malaysian private limited company, limited by shares)